NU ENTERPRISES, INC. AND SUBSIDIARIES
1.6a  PRO FORMA CONSOLIDATED BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                         PRO
                                                                                                        FORMA
                                                                                                       GIVING
                                                                                     PRO               EFFECT
                                                                                    FORMA               TO
                                                             PER BOOK               ADJ.                ADJ.
Current Assets:
  Cash and cash equivalents                               $        44,778    $             0 a,c,e$        44,778
  Receivables, net                                                391,227                                 391,227
  Accounts receivable from affiliated companies                   211,666                                 211,666
  Unbilled revenues                                                36,306                                  36,306
  Taxes receivable                                                  3,448             17,935 b,d,f         21,383
  Notes receivable from affiliated companies                       35,900                                  35,900
  Fuel, materials and supplies, at average cost                    29,421                                  29,421
  Special deposits                                                105,811                                 105,811
  Prepayments and other                                           131,598                                 131,598
                                                          ---------------    ---------------      ---------------
                                                                  990,155             17,935            1,008,090
                                                          ---------------    ---------------      ---------------
Property, Plant and Equipment:
  Competitive energy                                              849,739            560,000   e        1,409,739
    Less: Accumulated depreciation                                 45,343             14,000   f           59,343
                                                          ---------------    ---------------      ---------------
                                                                  804,396            546,000            1,350,396
  Construction work in progress                                    14,696                                  14,696
                                                          ---------------    ---------------      ---------------
                                                                  819,092            546,000            1,365,092
                                                          ---------------    ---------------      ---------------
Deferred Debits and Other Assets:
  Other                                                           229,065                                 229,065
                                                          ---------------    ---------------      ---------------
                                                                  229,065                  0              229,065
                                                          ---------------    ---------------      ---------------
Total Assets                                              $     2,038,312    $       563,935      $     2,602,247
                                                          ===============    ===============      ===============


NU ENTERPRISES, INC. AND SUBSIDIARIES
1.6b PRO FORMA CONSOLIDATED BALANCE SHEET -- LIABILITIES AND CAPITALIZATION AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                          PRO
                                                                                                         FORMA
                                                                                                        GIVING
                                                                                      PRO               EFFECT
                                                                                     FORMA               TO
                                                              PER BOOK                ADJ.               ADJ.
Current Liabilities:
  Notes payable to affiliated companies                    $                  $       287,000   a  $
  Long-term debt - current portion                                  33,954
  Accounts payable                                                 421,617
  Accounts payable to affiliated companies                          26,933
  Accrued interest                                                  15,629             23,837  b,d
  Other                                                            146,989
                                                           ---------------    ---------------      ---------------
                                                                   762,697            310,837            1,073,534
                                                           ---------------    ---------------      ---------------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                 40,428              2,800   f
  Other                                                              7,261
                                                           ---------------    ---------------      ---------------
                                                                    47,689              2,800               50,489
                                                           ---------------    ---------------      ---------------
Capitalization:
  Long-Term Debt                                                   654,072            273,000   c
                                                           ---------------    ---------------      ---------------

  Common Shareholders' Equity:
    Capital surplus, paid in                                       675,892
    Accumulated deficit                                           (102,038)           (22,702)
                                                           ---------------    ---------------      ---------------
  Common Shareholders' Equity                                      573,854            (22,702)             551,152
                                                           ---------------    ---------------      ---------------
Total Capitalization                                             1,227,926            250,298            1,478,224
                                                           ---------------    ---------------      ---------------
Total Liabilities and Capitalization                       $     2,038,312    $       563,935      $     2,602,247
                                                           ===============    ===============      ===============


NU ENTERPRISES, INC. AND SUBSIDIARIES
1.6c  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA               TO
                                                            PER BOOK                ADJ.               ADJ.
Operating Revenues                                       $     3,002,804    $                    $     3,002,804
                                                         ---------------    ---------------      ---------------
Operating Expenses:
  Purchased power, net interchange power and capacity          2,589,770                               2,589,770
  Depreciation and amortization                                   18,821             14,000   f           32,821
  Taxes other than income taxes                                   15,674                                  15,674
  Other                                                          315,462                                 315,462
                                                         ---------------    ---------------      ---------------
       Total operating expenses                                2,939,727             14,000            2,953,727
                                                         ---------------    ---------------      ---------------
Operating Income/(Loss)                                           63,077            (14,000)              49,077
Interest and Financing Costs                                      47,431             23,837  b,d          71,268
Other Income, Net                                                  4,664                                   4,664
                                                         ---------------    ---------------      ---------------
Income Before Income Tax Expense/(Benefit)                        20,310            (37,837)             (17,527)
Income Tax Expense/(Benefit)                                       9,806            (15,135)b,d,f         (5,329)
                                                         ---------------    ---------------      ---------------
Net Loss                                                 $        10,504    $       (22,702)     $       (12,198)
                                                         ===============    ===============      ===============


NU ENTERPRISES, INC. AND SUBSIDIARIES
1.6d  PRO FORMA CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                   PRO
                                                                                                  FORMA
                                                                                                 GIVING
                                                                               PRO               EFFECT
                                                                              FORMA                TO
                                                       PER BOOK                ADJ.               ADJ.
Balance at beginning of period                      $      (112,542)   $                    $      (112,542)

Net income/(loss)                                            10,504            (22,702)             (12,198)
                                                    ---------------    ---------------      ---------------
Balance at end of period                            $      (102,038)   $       (22,702)     $      (124,740)
                                                    ===============    ===============      ===============


NU ENTERPRISES, INC. AND SUBSIDIARIES
1.6e  PRO FORMA CONSOLIDATED CAPITALIZATION
AS OF SEPTEMBER 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                   PRO
                                                                                                  FORMA
                                                                                                 GIVING
                                                                               PRO               EFFECT
                                                                              FORMA               TO
                                                       PER BOOK                ADJ.               ADJ.
Long-term debt*                                     $       654,072    $       273,000      $       927,072

Common shareholders' equity                                 573,854            (22,702)             551,152
                                                    ---------------    ---------------      ---------------
        Total Capitalization                        $     1,227,926    $       250,298      $     1,478,224
                                                    ===============    ===============      ===============

*Does not include current portion


NU ENTERPRISES, INC. AND SUBSIDIARIES
1.6f  PRO FORMA ADJUSTMENTS TO CONSOLIDATED FINANCIAL STATEMENTS
(Thousands of Dollars)

                                     Debit       Credit
a)Cash and cash equivalents          287,000
    Notes payable to affiliated
       companies                                 287,000

  To record notes payable to affiliated companies to finance additional EWG investments.


b)Interest and financing costs         5,955
  Taxes receivable                     2,382
    Accrued interest                               5,955
    Income tax expense/(benefit)                   2,382

  To record interest expense associated with notes payable to affiliated companies and related tax effect.


c)Cash and cash equivalents          273,000
    Long-term debt                               273,000

  To record issuance of long-term debt to finance additional EWG investments.


d)Interest and financing costs        17,882
  Taxes receivable                     7,153
    Accrued interest                              17,882
    Income tax expense/(benefit)                   7,153

  To record interest expense associated with long-term debt issued and related tax effect.


e)Property, plant and equipment -
   competitive energy                560,000
    Cash and cash equivalents                    560,000

  To record additional EWG investment.


f)Depreciation and
    amortization expense              14,000
  Taxes receivable                     8,400
  Income tax expense/(benefit) -
    deferred                           2,800
    Accumulated depreciation                      14,000
    Income tax expense/(benefit) -
      current                                      8,400
    Accumulated deferred income taxes              2,800

  To record depreciation expense associated with additional EWG investment and related tax effects.